SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14 (a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11 or Section 240.14a-12

                                   CPAC, Inc.
                (Name of Registrant as Specified In Its Charter)
                   Thomas J. Weldgen, Chief Financial Officer
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filinig Fee (Check the appropriate box):

[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a6(i)(1), or 14s6(j)(2)
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a6(i)(3)
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1) Title of each class of securities to which transaction applies
      2) Aggregate number of securities to which transaction applies
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      4) Proposed maximum aggregate value of transaction:
      5) Total Fee Paid:
[ X ] Fee paid previously with Preliminary Materials


[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the dtate of its filing.

      (1)  Amount Previously Paid:
      (2)  Form Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   -----------------------------------------

                        TO BE HELD ON DECEMBER 28, 1995




                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK 14481




      NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of CPAC, Inc. will be held at the principal offices of the Company located at 2364 Leicester Road (Rt. 20A), Leicester, New York 14481 on Thursday, December 28, 1995 at 10:00 A.M., E.S.T. for the following purposes:


      1. To approve the sale of 632,000 shares of the $.01 par value, common stock of the Company to CPAC Investors, L.L.C., a Delaware limited liability company, for a purchase price of $6,952,000.


      2. To adjourn the Special Meeting to another date in the event a quorum to conduct business is not present either in person or by proxy.


      Accompanying this Notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign and date the enclosed form of Proxy and return it in the enclosed envelope which requires no postage. Only Shareholders of record at the close of business on November 24, 1995 will be entitled to vote at the Special Meeting and any adjournments thereof. The prompt return of your Proxy will save the expense of further communications.


                                         By Order of the Board of Directors



                                         /s/ Robert Oppenheimer
                                         -------------------------------------

                                         Robert Oppenheimer, Secretary


DATED:  December 4, 1995






                          PROXY STATEMENT FOR SPECIAL
                          ---------------------------

                            MEETING OF SHAREHOLDERS
                            -----------------------



                                   CPAC, INC.
                              2364 LEICESTER ROAD
                           LEICESTER, NEW YORK 14481


                   DATE OF PROXY STATEMENT: NOVEMBER 24, 1995
                       DATE OF MAILING:  DECEMBER 4, 1995

              SPECIAL MEETING OF SHAREHOLDERS:  DECEMBER 28, 1995


      THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CPAC, INC. (HEREINAFTER THE "COMPANY"). Any Proxy given pursuant to this solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy. The signing of the form of Proxy will not preclude the Shareholder from attending the Special Meeting and voting in person. Shares represented by the Proxy will be voted in accordance with the directions of the Shareholder.

      All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending Proxy material to beneficial owners of stock.

      Holders of 33 l/3% of the issued and outstanding common stock of the Company must be present in person or by Proxy in order to establish a quorum for conducting business at the Special Meeting. Only record holders of the common stock at the close of business on November 24, 1995 are entitled to vote at the Special Meeting. On that day, 5,212,364 shares of the $.01 par value common stock of the Company were issued and outstanding. Each share is entitled to one vote at the Special Meeting.

SHAREHOLDER PROPOSALS
---------------------


      Shareholder proposals must be received at the Company's offices no later than March 12, 1996 in order to be considered for inclusion in the Company's proxy materials for the 1996 Annual Meeting.



                                  THE PROPOSAL
                                  ------------



      The Shareholders of the Company will be asked at the Special Meeting to consider, vote upon and approve a proposal whereby the Company will sell 632,000 shares (the "Shares") of its $.01 par value common stock ("Common Stock") to CPAC Investors L.L.C., a Delaware limited liability company ("LLC") at $11.00 per share, for an aggregate purchase price of $6,952,000 (the "Proposal"). BACKGROUND
----------


      At the Annual Meeting of Shareholders held on August 9, 1995, management sought and the Shareholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 5,000,000 shares to 10,000,000 shares. The Shareholders were advised that the purpose of the increase was to permit the Company to raise equity in order to reduce indebtedness and to have flexibility with respect to its acquisition and other programs. Following the Annual Meeting, management explored alternative methods to raise significant equity dollars - private placement or public offering - for these purposes.

      After consideration of such alternatives, the Company decided to proceed with one or more negotiated placements. In early September, 1995, the Company's investment banker presented the Company with a proposal to sell up to 1,000,000 shares of its Common Stock to the LLC at $11.00 per share. This placement was closed on September 25, 1995. Contemporaneously with but separate from its negotiations with respect to the 1,000,000 share placement, the Company was negotiating with a second set of investors which had been presented to it by its investment banker for a placement of up to 500,000 shares at $11.00 per share. The closing for this second placement took place on October 4, 1995. The Company reported these placements in a Form 8-K filed on October 5, 1995, attached to this Proxy Statement as Appendix II.

      The $11.00 per share price represented a discount of approximately 18.5% from the $13.50 bid price for the Company's Common Stock (as quoted on the National Association of Securities Dealers' Automated Quotation System for National Market Securities ["NASDAQ/NMS"]) on the date the price for the placements was finalized - see discussion of `Price for the Shares.''
     After the two placements were completed and the public advised that the Company had received approximately $15,482,000 (after placement costs) for 1,500,000 shares, in conjunction with its review of the Company's Form 8-K reporting both placements, the Staff of The NASDAQ Stock Market (the "Staff") notified the Company that in accordance with certain corporate governance policies contained in the Bylaws of the National Association of Securities Dealers, Inc. applicable to companies whose stock has received the NASDAQ/NMS designation, explicit Shareholder approval was required for sale at less than market of more than 868,000 shares. The Staff informed the Company that in order to continue the NASDAQ/NMS designation for its Common Stock, the Company should consider the rescission of the sale of the additional 632,000 shares unless and until Shareholder approval was received. (The exact numbers were computed by the Company based upon the Staff's determination that not more than 20% of the Company's pre-placement issued and outstanding shares could be sold without prior shareholder approval, and that the rescission had to reduce the number sold to less than that percentage.) After discussion, the Company and the LLC reached agreement to rescind sale of 632,000 of the 1,000,000 shares that it had sold to the LLC in the first placement. The LLC which had bought and paid for 1,000,000 shares recognized that it would be prejudicial to the Company and all of the Company's Shareholders if the Company's Common Stock were delisted. On November 1, 1995, when the mean price of the Company's Common Stock was $14.50, the LLC entered into an Agreement of Rescission, Repurchase and Settlement with the Company whereby the Company repaid $6,952,000 (the $11.00 per share paid by the LLC) together with interest at the rate of 5.8% per annum, being the interest the Company had received, and certain costs of the LLC associated with the rescission, in exchange for the return by the LLC of 632,000 shares. Upon their return, the 632,000 shares were cancelled on the stock transfer books of the Company and are no longer classified as issued and outstanding. After the rescission transaction, the LLC owned 368,000 shares.

      On November 7, 1995, the Company was informed by the Staff that it was in compliance with the applicable NASDAQ/NMS corporate governance provisions.

      As part of the Agreement of Rescission, the Company promised to use its best efforts to obtain the approval of the Shareholders for the Proposal to sell the same 632,000 shares to the LLC on the same terms previously agreed upon.

REASON FOR PROPOSAL; USE OF PROCEEDS
------------------------------------


      The net proceeds from the sale of the Shares (estimated to be $6,534,880 after payment of a 6% commission to the Company's investment banker and expenses of closing) will be used, as was stated when the Shareholders were asked to authorize the 5,000,000 share increase at the August 9, 1995 Annual Meeting, to provide the Company with capital so that it is in a position to aggressively pursue additional acquisitions, for working capital and for additional reduction of Company indebtedness.

      More specifically, the Company anticipates using a substantial portion of the net proceeds of the Proposal to enable it to continue its historic cash-based acquisition strategy on a less leveraged basis. Beginning in 1984 with the acquisition of the Trebla Chemical Company, the Company has grown and diversified its business through acquisitions accomplished in large part through cash transactions, financed partially through internally generated profits and partially through sales of its Common Stock to investors. While in some cases, consideration for an acquisition has taken the form of an assumption of indebtedness and the direct issuance of Common Stock, as was the case with the Company's October 1994 acquisition of The Fuller Brush Company, this is not management's preferred approach.

      Although the Company has not entered into formal negotiations with the principals of any specific acquisition target, it has been and is actively identifying synergistic companies compatible with its existing two business segments. The Company anticipates that it will require significant amounts of cash to finance not only the initial cost of the acquisition(s), but also for capital expenditures associated with the manufacture of a target(s)' product line. Cash would also be needed in order to provide working capital for the development, potential upgrading and/or carrying of a target(s)' product line.

      The Company has, as of the date of this Proxy Statement, used approximately $5,300,000 of the $8,950,000 net proceeds of the previous placements to reduce indebtedness and anticipates using up to an additional $1,000,000 for additional debt reduction. The Company estimates that $1,000,000 to $2,000,000 will be used as working capital for the Stanley product line. See
                                                                             ---

the Company's Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 1995, which is attached to this Proxy Statement as Appendix III.
   -------------



SALIENT FEATURES OF THE PROPOSAL
--------------------------------


      The Company seeks Shareholder approval for the Proposal. If the Proposal is approved by the Shareholders, the Company and the LLC will enter into a Definitive Subscription Agreement ("Subscription Agreement") to consummate the transaction. The form of Subscription Agreement to be utilized for the consummation of the Proposal is attached to this Proxy Statement as Appendix IV.
                                                                    -----------
If the Proposal is approved by the Shareholders, the closing (the "Closing") with respect to the sale shall occur within ten days after such Shareholder approval shall have been obtained.

PRICE FOR THE SHARES
--------------------


      In the course of the placement discussions as described on page 2 of this Proxy Statement, the LLC requested a discount from the market price of the Company's Common Stock to recognize the size of the placement and the restricted nature of the shares to be issued therein.

      During the six month period prior to the initiation of discussions concerning the placements, (March-August, 1995), the six month average of the mean between the low and high bid prices for the Company's Common Stock was $11.46. As the placement negotiations proceeded, the Company sought and obtained guidance from a number of knowledgeable investment bankers as to the size of any proposed discount and was informed orally that a discount in the range of 15-20% was fair, appropriate and well within the parameters public companies were offering to private investors in similar circumstances. After extensive discussions, the price of $11.00 per share was agreed to, which represented a discount of approximately 18.5% from the $13.50 bid price on the date when negotiations concerning the price were finalized.


LLC'S POST-SALE OWNERSHIP PERCENTAGE
------------------------------------


      In the event that Shareholder approval is obtained for the Proposal and the sale of the Shares to the LLC is consummated, the LLC will own 17.11% of the total number (as of the date of this Proxy Statement) of the Company's issued and outstanding shares of Common Stock. The LLC presently owns 7.06%. See the table setting forth certain pro forma information regarding the dilution of current Shareholders' beneficial ownership of the Company's Common Stock on page 7 of this Proxy Statement.

REGISTRATION RIGHTS
-------------------


      Pursuant to the terms of the Subscription Agreement, the Company will agree upon demand of the LLC, to use its best efforts to cause a registration statement to be filed under the Securities Act of 1933 to enable the LLC to sell all or a portion of the Shares in open market transactions (the "Demand Registration"). The Company will not be obligated to effect more than two Demand Registrations. If so requested, the Company has agreed to use its best efforts to cause either or both of the Demand Registrations to qualify as "Shelf Registrations" under Rule 415 promulgated by the Securities and Exchange Commission. The Demand Registration right pertains to all of the Shares and is identical to the demand registration rights granted to the LLC under a similar subscription agreement with respect to the 368,000 shares purchased by the LLC on September 25, 1995. The Demand Registration is subject to certain limitations at the discretion of any managing underwriter for an underwritten distribution of the registered shares.

      The LLC is also granted the right under the Subscription Agreement to participate in any offering proposed by the Company or any secondary offering requested by any of the Company's other shareholders (the "Piggyback Registration") with the exception of certain offerings related to the Company's employee benefit plans. The Piggyback Registration right pertains to all of the Shares and is identical to the piggyback registration rights granted to the LLC under a similar subscription agreement with respect to the 368,000 shares purchased by the LLC on September 25, 1995. The Piggyback Registration right is subject to certain limitations at the discretion of any managing underwriter in connection with any underwritten distribution of the Company's Common Stock.

      The Company shall pay all expenses incident to any Demand or Piggyback Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters, (excluding discounts and commissions) and other persons retained by the Company in connection with any registration. The LLC will be required to pay its prorata share of any underwriting and/or brokerage commissions attributable to the inclusion of the shares in the Demand and/or Piggyback Registration.

RIGHT OF FIRST REFUSAL
----------------------


      Pursuant to the Subscription Agreement, the LLC will agree that if the LLC desires to sell Shares representing 7.5% (10% after September 22, 1997) or more of the Company's issued and outstanding Common Stock to the same purchaser or to any affiliated group of purchasers within the meaning of Section 13 of the Securities Exchange Act of 1934 in one or more related privately negotiated transactions, the LLC shall first offer the Shares constituting such percentage for sale to the Company. Every such offer to sell any or all of the Shares and the price of the Shares to the Company shall be set forth in writing. Such price shall reflect a bona fide offer to the LLC (which offer shall be affirmed in writing by the LLC and/or by its counsel, to the reasonable satisfaction of the Company).

      The Company shall have the right, within 24 hours after receipt by it of such written offer by the LLC to purchase the Shares offered for sale by the LLC. If the Company exercises its right to purchase, such purchase shall be made by the Company by its tendering the full purchase price for the Shares for which the written offer is received by means of a certified check, bank draft made payable to the LLC or by federal funds wire transfer to the LLC or its designee. Payment shall be made to the LLC or to its designee within 20 days after receipt of the written offer by the LLC to sell the Shares. If the Company shall have refused in writing or shall have failed to accept the offer by the LLC for it to purchase all of the Shares offered for sale within 24 hours, then all of such non-accepted Shares of the LLC shall be free from the provisions of the right of first refusal.

      The LLC will also covenant and agree under the Subscription Agreement that prior to permitting the transfer of greater than 50% of its membership interests to any person or entity that does not own, or is not a beneficiary of any trust that owns membership interests in the LLC, (whether in one or more transactions), it will require such transferee to agree in writing to be bound by the provisions of the Company's right of first refusal. In addition, the LLC will covenant and agree that prior to any distribution, by way of dividend or otherwise, of any of the Shares to any of its members, the LLC shall require such member to agree in writing to be bound by the provisions of the Company's right of first refusal.

      The Company's right of first refusal pertains to all of the Shares and is identical to the Company's right of first refusal set forth in a similar subscription agreement with respect to the 368,000 shares purchased by the LLC on September 25, 1995. The Shares and the shares sold to the LLC on September 25,1995 are combined to calculate the percentages referred to above.

INDEMNIFICATION
---------------


      The Subscription Agreement provides for mutual indemnification by the Company and by the LLC (solely with respect to information furnished by the LLC) in connection with any Demand and/or Piggyback Registration against all losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact (or omission or alleged omission of a material fact) contained in any registration statement or prospectus. Insofar as indemnification for liabilities under the Securities Act of 1993 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CLOSING CONDITIONS
------------------


      The obligation of the LLC to purchase the Shares is subject to the satisfaction of the following conditions: (i) there being no material adverse changes in the Company's assets, operations, prospects or condition (financial or otherwise) from November 1, 1995 through and up to the Closing; (ii) the approval by the Company's Shareholders; (iii) the delivery by the Company prior to the Closing of a certificate containing warranties and representations by the Company as to such matters as the LLC may require including, without limitation, shareholder approval, the issuance, authority and enforceability with respect to the issuance of such Shares and that said issuance will not result in or constitute a breach or violation by the Company.

CERTAIN EFFECTS OF THE PROPOSAL
-------------------------------


INCREASE IN BOOK VALUE
----------------------


     As of September 30, 1995, the pro forma net book value of the Company's Common Stock was $34,358,970, or $6.60 per share. "Pro forma net book value" per share represents the total amount of assets, less the total amount of liabilities, divided by the number of shares of Common Stock issued and outstanding, adjusted for the rescission of the 632,000 shares, and the subsequent sale of 500,000 private placement shares. Assuming the consummation of the sale of the Shares as of the date of this Proxy Statement, the pro forma equity position of the Company would increase by $6,534,880 or 19%. The pro forma net book value of the Company's Common Stock would be $7.00 per share. This represents an immediate increase in the pro forma net book value of the Shares held by existing Shareholders of the Company as of November 24, 1995 of $.40 per share.


DILUTION
--------


     The proposed transaction will result in dilution of the percentage ownership of the Company's current Shareholders as demonstrated in the following table:

                                PRE-SALE                    POST-SALE
                         -----------------------      ---------------------


                          No. of     Percent of       No. of     Percent of
                          Common     Beneficial       Common     Beneficial
                          Shares      Ownership       Shares      Ownership
                          ------      ---------       ------      ---------


Directors,
Executive Officers
and Beneficial
Owners of more
than 5% of
Common Stock (1)          427,932        8.21%        427,932       7.32%

LLC Shareholder           368,000        7.06%      1,000,000      17.11%
                          -------        ----       ---------      -----


Subtotal                  795,932       15.27%      1,427,932      24.43%

Other
Shareholders            4,416,432       84.73%      4,416,432      75.57%
                        ---------       -----       ---------      -----



Total                   5,212,364      100.00%      5,844,364     100.00%

   (1) Shares shown do not include shares exercisable under any stock option grants.


CHANGE OF CONTROL
-----------------


      As the above table demonstrates, if the Proposal is approved by the Shareholders and the sale is consummated, the LLC will own approximately 17.11% of the total number of issued and outstanding shares of the Company immediately after the sale. Management does not believe that such percentage ownership represents a controlling interest in the Company. Neither the LLC nor any of its members possesses, or as a result of the consummation of the Proposal, will possess directly or indirectly, the power to direct or cause the direction of the management and the policies of the Company, whether through the ownership of voting securities, by contract or otherwise, all within the meaning of Rule 12b-
2. The LLC has stated in its Form 13D filed with the Securities and Exchange Commission that it acquired the shares sold to it in the initial placement for investment only and has informed the Company that it would purchase the Shares for investment only and not with a view to changing control of the Company. There is no agreement or arrangement whereby the LLC has, or will have, as a result of the consummation of the sale, the right to elect or appoint one or more members of the Company's Board of Directors. However, the Company has indicated that it would be interested in adding an additional outside director, particularly an individual with strong skills in marketing in the international market and that it would give favorable consideration to a candidate recommended by the LLC if such candidate meets these qualifications.


APPRAISAL RIGHTS
----------------


      The existing holders of the Company's Common Stock are not entitled to dissenters' rights of appraisal in connection with the consummation of the Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
----------------------------------------


      The Board of Directors has reviewed and considered the Proposal and the terms and conditions of the Subscription Agreement and believes that the Proposal and the Subscription Agreement are fair and in the best interest of, the Company and its Shareholders, and has unanimously approved the Proposal and the Subscription Agreement.

      The November 1, 1995 rescission by the Company of 632,000 shares from the LLC was accomplished solely to enable the Company to continue to have its Common Stock listed as a NASDAQ/NMS security. The Board of Directors has concluded that the reasons for the initial placement to the LLC were valid at the time of the original placement and remain valid. In recommending Shareholder approval of the Proposal, the Board of Directors considered a number of material factors which were: (i) the substantial increase in the Company's equity that will enable the Company to continue and intensify its cash based, non-leveraged strategy of acquisition and expansion; (ii) the oral opinions of a number of knowledgeable investment bankers to the effect that the price is fair; (iii) the alternative to the LLC's investment and the likelihood of such alternatives, including the delays and uncertainties associated with a public financing; and
(iv) the terms of the Subscription Agreement. The Board determined that the capital and liquidity to be provided by the LLC is important to the Company's growth strategy and that the ownership dilution was outweighed by the significant impact this capital infusion would have on the Company's operations and financial condition, especially pursuit of its longestablished acquisition strategy and the costs and working capital needs associated with acquisitions. The size of the transaction was, therefore, considered positively by the Board given the Company's ongoing need for capital for acquisitions and debt reduction, the uncertainty of the price per share or aggregate sum which would be realized through a public offering and the considerable additional time required to complete such an offering. The Board of Directors did carefully review the consideration to be paid by the LLC and determined that the size of the discount was appropriate given the size of the LLC's investment.

      The Board of Directors unanimously recommends that Shareholders vote FOR approval of the Proposal. In this connection, the directors and officers of the Company have agreed that they will vote all of their shares in favor of the Proposal. The LLC has agreed that it will vote its 368,000 shares in favor of the Proposal.




                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP
      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at November 24, 1995 by (i) each person who is known to the Company to own beneficially more than 5% of the issued and outstanding shares of Common Stock; (ii) each director of the Company; (iii) each of the four "named executive officers" as that term is defined in Item 402(a)(3) of Regulation S-K; and (iv) all directors and officers as a group.

                                       Number                Percent of
       Name                    Beneficially Owned (1)       Class (1)(8)
       ----                    ----------------------       ------------


Thomas N. Hendrickson              320,139 shares (2)           6.04%
 Chief Executive Officer
 and Director

Robert C. Isaacs                    32,844 shares (3)           0.62%
 Senior Vice President
 and Director

Robert Oppenheimer                  52,500 shares               0.99%
 Secretary and Director

Seldon T. James, Jr.                75,000 shares (4)           1.41%


John C. Burton                       9,125 shares (5)           0.17%
 Director

Thomas J. Weldgen                   23,587 shares (6)           0.45%
 Chief Financial Officer

Wendy F. Clay                       12,942 shares (7)           0.25%
 Executive Vice President,
 CPAC Equipment Division;
 Vice President of Administration

All executive officers             526,137 shares (8)           9.93%
 and directors
 (seven persons)

Notes:
-----


      (1) In the case of stock options, the number beneficially owned includes shares which may be purchased within 60 days of November 24, 1995.

      (2) Includes 11,245 shares owned by Mr. Hendrickson's spouse. Includes 14,766 shares under an option granted on June 2, 1992, 9,375 shares under an option granted on December 8, 1993, and 9,375 shares under an option granted on February 9, 1994, pursuant to the Company's 1991 Employees' Incentive Stock Option Plan.

      (3) Includes 9,844 shares under an option granted on June 2, 1992, 6,250 shares under an option granted December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan and 3,125 shares under an option granted November 18, 1994 pursuant to the Company's Executive Long-Term Stock Investment Plan.

      (4)  Includes 16,250 shares owned by Mrs. Seldon T. James, Jr.

      (5) Includes 6,563 shares which may be purchased under an option granted on June 13, 1991.

      (6) Includes 15,750 shares under an option granted on April 1, 1992, 1,750 shares under an option granted on December 8, 1993, pursuant to the Company's 1991 Employees' Incentive Stock Option Plan, and 2,500 shares under an option granted November 18, 1994, pursuant to the Company's Executive Long-Term Stock Investment Plan.

      (7) Includes 688 shares under an option granted on March 9, 1988 pursuant to the Company's 1983 Employees' Incentive Stock Option Plan, 1,969 shares under an option granted June 2, 1992 and 3,750 shares under an option granted December 8, 1993 pursuant to the Company's 1991 Employees' Incentive Stock Option Plan, and 2,500 shares under an option granted November 18, 1994 pursuant to the Company's Executive Long-Term Stock Investment Plan.

      (8) Includes 688 shares under an option granted pursuant to the Company's 1983 Employees' Incentive Stock Option Plan. Includes 72,829 shares under options granted pursuant to the Company's 1991 Employees' Incentive Stock Option Plan. Includes 6,563 shares under an option granted on June 13, 1991. Includes 8,125 shares under options granted pursuant to the Company's Executive Long-Term Stock Investment Plan.


                                                              Percent
     Name                    Amount Beneficially Owned        of Class
     ----                    -------------------------        --------



HLELT Enterprises, Inc.           360,386 shares, outright       6.91%
c/o Turner & Boisseau,              ownership
 Chartered
900 Broadway
Great Bend, Kansas 67530

CPAC Investors, LLC               368,000 shares, outright       7.06%
c/o Eliot Lauer                     ownership
Curtis, Mallet-Prevost,
 Colt & Mosle
101 Park Avenue
New York, New York 10178



                                     VOTING

      This Proposal requires a majority of the total number of votes cast at the Special Meeting on the Proposal (including absentions) in person or by Proxy.

BROKER NON-VOTES AND ABSTENTIONS
--------------------------------


      Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of the National Association of Securities Dealers, Inc. withhold the broker's authority to vote in the absence of direction from the beneficial owner. Non-broker shareholders who are present in person or by Proxy and have the legal authority to vote their shares but who abstain from voting will adversely affect the outcome of this Proposal.


VOTING OF PROXIES
-----------------
      The shares represented by all valid Proxies received will be voted in the manner specified on the Proxies. Where specific choices (including absentions) are not indicated, THE SHARES REPRESENTED BY ALL VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL.

                                             By Order of the Board of Directors



                                             /s/ Robert Oppenheimer
                                             ---------------------------------

December 4, 1995                             Robert Oppenheimer, Secretary




                                   CPAC, INC.
                 2364 LEICESTER ROAD, LEICESTER, NEW YORK 14481

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 28, 1995



      The undersigned Shareholder of CPAC, Inc. hereby appoints and constitutes Thomas N. Hendrickson and Robert Oppenheimer, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the Special Meeting of Shareholders of the Company to be held at the principal offices of the Company located at 2364 Leicester Road (Route 20A), Leicester, New York 14481, on Thursday, December 28, 1995 at 10:00 A.M., E.D.T., and any and all adjournments of said meeting, and to vote all shares of stock of CPAC, Inc. registered in the name of the undersigned and entitled to vote at said meeting upon the matter set forth below. MANAGEMENT RECOMMENDS A VOTE FOR ITEM (1).

(1) Approval of the Proposal to sell 632,000 shares of the Company's $.01 par value stock to CPAC Investors, L.L.C., for an aggregate purchase price of $6,952,000.


            FOR [   ]                AGAINST [   ]            ABSTAIN [   ]



     The shares represented by this Proxy will be voted as directed by the Shareholder. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.



                                 DATED:                  , 1995
                                       ------------------


                                 ------------------------------
                                            Signature


                                 ------------------------------
                                            Signature


                                 Joint owners should each sign. Executors, administrators, trustees, guardians, corporate officers and other representatives should give title.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS







                                                                   APPENDIX I
                                                                   ----------






November 24, 1995
Dear CPAC Shareholders,

THE PRIVATE PLACEMENT
---------------------

     After the Annual Meeting, your Board of Directors approved two private placements at my recommendation. The first was the placement of 1,000,000 shares of CPAC stock to a limited liability company ("LLC") which closed on September 25, 1995. The second placement, also for $11.00 per share, was closed to a number of different investors on October 4, 1995 for 500,000 shares. Our action was based on the need for cash to implement our acquisition strategy, for working capital and a stronger balance sheet. The shareholders approved our authorized shares for such purposes at the Annual Meeting on August 9, 1995. On October 9, 1995, the Staff of NASDAQ (the "Staff") notified CPAC that the placements violated certain NASD By-Laws relating to corporate governance and jeopardized our ability to remain on the NASDAQ National Market system. We have resolved the issue with much pain and some added legal expense. I have made further personal commitments that affect you, our shareholders.

THE PROBLEM
-----------

     The Staff stated that to the extent that the placements constituted more than 20% of the Company's issued and outstanding shares, shareholder approval of such placements was required. The excess was 632,000 shares. The Board of Directors and Counsel did not agree with the Staff position and informed the Staff that the placements were in the best interest of the Company, and it had met and followed all legal requirements. When it became clear that contesting the Staff position would necessitate delay and uncertainty, the Board of Directors decided that we would be acting in the best interests of the Shareholders by conforming to the Staff's recommendations.


RESOLUTION
----------
     Further discussions with the Staff resulted in a single alternative for CPAC to remain in compliance. CPAC needed to repurchase 632,000 shares of the Common Stock it sold to the "LLC" at the same price at which the company sold it
- namely $11.00 per share. Anyone can understand the complex problems association with such a rescission and repurchase. Such an agreement was finalized on November 1, 1995 and approved by NASDAQ on November 7, 1995.

MY RESPONSIBILITY AND URGENT REQUEST
------------------------------------
     As part of the repurchase agreement, we agreed to seek shareholder approval for the sale of the 632,000 shares back to the "LLC" at the same $11.00 per share. Our record earnings, inclusion in Forbes "Best 200 Small Companies in
                                          ------

America" (November 6, 1995 issue), inclusion in
Kiplinger's Personal Finance Magazine in "Stocks Whose Profits Go Nowhere But
-------------------------------------

Up" (December, 1995) and significantly strong balance sheet have pushed stock price well above the price at which CPAC negotiated the original private placement sale. However, I believe the stock sale was right for the Company then, and I remain fixed in my enthusiasm of having the "LLC" as a major shareholder. I am embarrassed that the "LLC" be punished because of this NASD By-Law, but only you, the shareholders, can remedy the problem by voting for approval of the resale of these shares.

     I am voting my entire block of 275,378 shares to approve this sale. I hope you will continue to support me by voting to approve this important issue.


Sincerely,

/s/ Thomas N. Hendrickson

Thomas N. Hendrickson
President and Chief Executive Officer


                                                                   APPENDIX II
                                                                   -----------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                  October 3, 1995
               --------------------------------------------------

                Date of Report (Date of earliest event reported)



                                     CPAC, INC.
             -----------------------------------------------------

             (Exact name of registrant as specified in its charter)
                   New York                               0-9600
         ---------------------------            ---------------------------

         State or other jurisdiction              Commission File Number
               of incorporation



                                     16-0961040
                            ------------------------

                             IRS Employer ID Number



                  2364 Leicester Road, Leicester, New York  14481
                ---------------------------------------------------

                    (Address of Principal Executive Offices)



                                   (716) 382-3223
             -----------------------------------------------------

              (Registrant's telephone number, including area code)



ITEM 1:     CHANGES IN CONTROL OF REGISTRANT
            See Answer to ITEM 5 of this Current Report

ITEM 2:     ACQUISITION OR DISPOSITION OF ASSETS
            Not Applicable

ITEM 3:     BANKRUPTCY OR RECEIVERSHIP
            Not Applicable

ITEM 4:     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
            Not Applicable

ITEM 5:     OTHER EVENTS
            On October 3, 1995, the Registrant announced the successful completion of a private placement, on a best efforts basis, of one million, five hundred thousand (1,500,000) shares of its $.01 par value common stock to a number of accredited investors at $11.00 per common share. As a result of the completion of the placement, the number of the Registrant's issued and outstanding $.01 par value common stock increased from 4,341,114 common shares to 5,841,114 common shares. The purchase price for the placement shares represented a discount of 22.8% from the market price of the Registrant's common stock on the date of the offering, which discount was considered appropriate by management in the light of the nature and size of the offering.
            One million (1,000,000) of the placement shares representing a 17.12% interest in the Registrant, were sold to a limited liability company organized under the laws of the State of Delaware. Such investor has informed the Registrant that it acquired the shares for investment.
            In connection with the placement, the Registrant granted demand and piggyback registration rights to the investors with the expenses of such registration to be borne by the Registrant.
            The Registrant intends to utilize the net proceeds of the placement (estimated to be $15,482,000, after payment of the expenses incurred in connection with the issuance and distribution of the placement shares, certain of which are estimated as of the date of this Current Report) to amortize existing indebtedness, for working capital and for future acquisitions.
            For its services rendered in connection with the placement, the Registrant's investment banker received a 6% placement agency fee and 50,000 stock options exercisable at the market value of the Registrant's common stock on the day of the placement's closing.

ITEM 6:     RESIGNATIONS OF REGISTRANT'S DIRECTORS
            Not Applicable

ITEM 7:     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION, AND EXHIBITS
            A.    FINANCIAL STATEMENT OF BUSINESS ACQUIRED
                  Not Applicable
            B.    PRO FORMA FINANCIAL INFORMATION
                  Not Applicable
            C.    EXHIBITS
                  The following Exhibits, as applicable, are attached to this Current Report (Form 8-K). The Exhibit Index is found on the page immediately succeeding the signature page and the Exhibits follow on the pages immediately succeeding the Exhibit Index.

    ITEM                           DESCRIPTION                            PAGE
    ----                           -----------                            ----


      1.         Underwriting Agreement                                    N/A

      2.         Plan of acquisition, reorganization,
                 arrangement, liquidation, or succession                   N/A

      4.         Instruments defining the rights of security
                 holders, including indentures                             N/A

      16.        Letter re: change in certifying accountant                N/A

      17.        Letter re: director resignation                           N/A

      20.        Other documents or statements to security
                 holders                                                   N/A

      23.        Consents of experts and counsel                           N/A

      24.        Power of Attorney                                         N/A

      27.        Financial Data Schedule                                   N/A

      99.        Additional Exhibits

                     99.1 Form of Subscription Agreement
                          Utilized by the Registrant for
                          the Private Placement of
                          500,000 Shares                                     7

                     99.2 Form of Amendment No. 1 to
                          Subscription Agreement
                          Utilized by Registrant for the
                          Private Placement of 500,000
                          Shares                                            18

                     99.3 Form of Subscription Agreement
                          Utilized by Registrant for
                          Private Placement of 1,000,000
                          Shares                                            23


ITEM 8:     CHANGE IN FISCAL YEAR
            Not Applicable

ITEM 9:     CHANGE IN SECURITY RATINGS
            Not Applicable


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                             CPAC, INC.


Date        October 5, 1995                  By  /s/ Thomas N. Hendrickson
     ----------------------------                ------------------------------

                                                 Thomas N. Hendrickson,
                                                 President and Chief Executive
                                                    Officer



                                                                   APPENDIX III
                                                                   ------------


                                   FORM 10-Q
                                   ---------


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
(Mark One)


[ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
      EXCHANGE ACT OF 1934

For the Quarter Ended            September 30, 1995
                      ----------------------------------------------------------


                                       OR

[   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
      EXCHANGE ACT OF 1934

For the transition period from                     to
                               --------------------   --------------------------

Commission File No.                  0-9600
                    ------------------------------------------------------------


                                   CPAC, INC.
--------------------------------------------------------------------------------

             (Exact name of Registrant as Specified in its Charter)

              New York                                  16-0961040
------------------------------------       -------------------------------------

  (State or Other Jurisdiction of          (IRS Employer Identification Number)
   Incorporation or Organization)

 2364 Leicester Rd., Leicester, New York                     14481
------------------------------------------      --------------------------------

 (Address of Principal Executive Offices)                 (ZIP Code)

Registrant's telephone number, including area code:  (716) 382-3223
                                                    ----------------------------

Securities registered under Sec. 12(g) of the Act:

                           $.01 Par Value Common Stock
--------------------------------------------------------------------------------

                                (Title of Class)

The Registrant has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and has been subject to such filing requirements for the past 90 days.

      Yes [ X ]   No [   ]

As of September 30, 1995, there were outstanding 5,341,114 shares of the Company's Common Stock, $.01 Par Value. Options for 321,238 shares of the Company's Common Stock are outstanding but have not yet been exercised. Shares to cover the options will not be issued until they are exercised.


                          CPAC, INC. AND SUBSIDIARIES
                          ---------------------------


                                     INDEX
                                     -----


PART I   FINANCIAL INFORMATION                                              PAGE
         ---------------------                                              ----


 Item 1. Financial Statements

         CPAC, Inc. and Subsidiaries Consolidated
            Balance Sheets - September 30, 1995 (Unaudited),
            and March 31, 1995                                                3

         CPAC, Inc. and Subsidiaries Consolidated
            Statements of Operations - Six Months Ended
            September 30, 1995, and September 30, 1994 (Unaudited)            4

         CPAC, Inc. and Subsidiaries Consolidated
            Statements of Operations - Three Months Ended
            September 30, 1995, and September 30, 1994 (Unaudited)            5

         CPAC, Inc. and Subsidiaries Consolidated
            Statements of Cash Flows - Six Months Ended
            September 30, 1995, and September 30, 1994 (Unaudited)            6

         Notes to Consolidated Financial Statements                           7

 Item 2. Management's Discussion and Analysis of Financial
            Condition and Results of Operations                              10

PART II  OTHER INFORMATION
         -----------------


 Item 1. Legal Proceedings                                                   13

 Item 2. Changes in Securities                                               13

 Item 3. Defaults Upon Senior Securities                                     13

 Item 4. Submission of Matters to a Vote of
            Security Holders                                                 13

 Item 5. Other Information                                                   13

 Item 6.    Exhibits and Reports on Form 8-K                                 14


SIGNATURE PAGE                                                               16


                          CPAC, INC. AND SUBSIDIARIES
                          ---------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                     ASSETS
                                     ------

                                                                              SEPTEMBER 30, 1995        MARCH 31, 1995
                                                                              ------------------        --------------

                                                                                  (Unaudited)               (Note)
Current assets:
   Cash and cash equivalents                                                  $       2,506,086       $          81,891
   Accounts receivable (net of allowance for doubtful
     accounts of $746,000 and $635,000, respectively)                                13,198,420              13,091,450
   Inventory                                                                         13,148,709              12,736,328
   Prepaid expenses and other current assets                                          1,822,091               2,020,124
                                                                              -----------------       -----------------

       Total current assets                                                          30,675,306              27,929,793

Cash equivalents restricted for common stock repurchase (see Note 2)                  6,952,000

Property, plant and equipment, net                                                   15,625,592              15,115,576
Goodwill and intangible assets (net of amortization of
   $1,130,764 and $1,016,448, respectively)                                           2,813,908               3,065,581
Other assets                                                                          2,555,421               2,883,511
                                                                              -----------------       -----------------


                                                                              $      58,622,227       $      48,994,461
                                                                              =================       =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
   Current portion of long-term debt                                          $       1,324,756       $       3,382,848
   Accounts payable                                                                   4,205,101               4,479,173
   Accrued payroll and related expenses                                               1,262,285               1,187,099
   Accrued income taxes payable                                                          57,213                 298,803
   Other accrued expenses and liabilities                                             4,510,331               2,507,785
                                                                              -----------------       -----------------

     Total current liabilities                                                       11,359,686              11,855,708

Long-term debt, net of current portion                                                8,916,655              11,914,875
Accrued deferred compensation                                                           432,369                 398,190
Accrued royalty                                                                       2,084,862               2,084,862
Other long-term liabilities                                                              72,790                  60,790
Minority interest in foreign subsidiary                                                  32,015                  31,364

Shareholders' equity (see Note 2 - Sale and Repurchase of Common Stock):
   Common stock, par value $0.01 per share;
     Authorized 10,000,000 shares;
     Issued 5,401,881 shares and 4,380,943 shares,
       respectively                                                                      54,019                  43,799
   Additional paid-in capital                                                        23,324,743              12,852,270
   Retained earnings                                                                 13,442,021              10,711,534
Foreign currency translation adjustment                                                (643,022)               (602,968)
                                                                              -----------------       -----------------

                                                                                     36,177,761              23,004,635
Less:  Treasury stock, at cost, 60,767 and 53,512 shares                               (453,911)               (355,963)
                                                                              -----------------       -----------------

   Total shareholders' equity                                                        35,723,850              22,648,672
                                                                              -----------------       -----------------


                                                                              $      58,622,227       $      48,994,461
                                                                              =================       =================

  NOTE: The balance sheet at March 31, 1995, has been taken from the audited financial statements of that date.


                          CPAC, INC. AND SUBSIDIARIES
                          ---------------------------


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------


                            FOR THE SIX MONTHS ENDED
                            ------------------------


                   SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1994
                   ------------------------------------------




                                   UNAUDITED
                                   ---------




                                                                             1995                         1994
                                                                             ----                         ----

Net sales                                                              $     44,442,329            $      23,020,724
                                                                       ----------------            -----------------


Costs and expenses:
   Cost of sales                                                             24,120,058                   13,192,827
   Selling, administrative and
     engineering expenses                                                    14,806,862                    7,022,926
   Research and development expense                                             311,275                      144,042
   Minority interest in consolidated
     foreign subsidiary                                                             651                         (994)
   Interest expense, net                                                        630,996                      185,530
                                                                       ----------------            -----------------


                                                                             39,869,842                   20,544,331
                                                                       ----------------            -----------------


Income before income tax expense                                              4,572,487                    2,476,393

Provision for income tax expense                                             (1,842,000)                  (1,011,000)
                                                                       ----------------            -----------------


       Net income                                                      $      2,730,487            $       1,465,393
                                                                       ================            =================

Income per common share
   (Primary and Fully Diluted):

       Net income                                                      $           0.61            $           0.37
                                                                       ================            ================

Common shares outstanding - fully diluted                                     4,496,688                    3,992,319
                                                                       ================            =================






                          CPAC, INC. AND SUBSIDIARIES
                          ---------------------------


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------


                           FOR THE THREE MONTHS ENDED
                           --------------------------


                   SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1994
                   ------------------------------------------




                                   UNAUDITED
                                   ---------





                                                                             1995                         1994
                                                                             ----                         ----

Net sales                                                              $     22,970,212            $      11,912,160
                                                                       ----------------            -----------------


Costs and expenses:
   Cost of sales                                                             12,531,300                    6,887,814
   Selling, administrative and
     engineering expenses                                                     7,315,936                    3,522,858
   Research and development expense                                             152,479                       66,395
   Minority interest in consolidated
     foreign subsidiary                                                             860                         (573)
   Interest expense, net                                                        307,214                      103,650
                                                                       ----------------            -----------------
                                                                             20,307,789                   10,580,144
                                                                       ----------------            -----------------


Income before income tax expense                                              2,662,423                    1,332,016

Provision for income tax expense                                             (1,074,000)                    (538,000)
                                                                       ----------------            -----------------


       Net income                                                      $      1,588,423            $         794,016
                                                                       ================            =================

Income per common share
   (Primary and Fully Diluted):

       Net income                                                      $           0.35            $           0.20
                                                                       ================            ================

Common shares outstanding - fully diluted                                     4,536,508                    4,021,716
                                                                       ================            =================




                          CPAC, INC. AND SUBSIDIARIES
                          ---------------------------


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------


                            FOR THE SIX MONTHS ENDED
                            ------------------------


                   SEPTEMBER 30, 1995, AND SEPTEMBER 30, 1994
                   ------------------------------------------




                                   UNAUDITED
                                   ---------


                                                                                       1995                   1994
                                                                                       ----                   ----

Cash flows from operating activities:
   Net income                                                                     $    2,730,487         $    1,465,393
                                                                                  --------------         --------------

   Adjustments to reconcile net income to net
     cash provided by (used in) operating activities:
       Depreciation and amortization                                                     918,662                358,346
       Amortization of intangible assets                                                 214,888                175,360
   Changes in assets and liabilities, net of effects of
     business acquisitions:
       Accounts receivable                                                              (110,130)              (605,838)
       Inventory                                                                        (415,529)               (33,619)
       Accounts payable                                                                 (275,079)              (215,465)
       Accrued expenses & liabilities                                                  1,834,760                 29,813
       Accrued deferred compensation                                                      34,075                 34,647
       Other changes, net                                                                604,294             (1,273,688)
                                                                                  --------------         --------------

         Total adjustments                                                             2,805,941             (1,530,444)
                                                                                  --------------         --------------

            Net cash provided by (used in) operating activities                        5,536,428                (65,051)
                                                                                  --------------         --------------


Cash flows from investing activities:
   Purchase of property, plant, and equipment, net                                    (1,432,419)              (772,644)
                                                                                  --------------         --------------

       Net cash used in investing activities                                          (1,432,419)              (772,644)
                                                                                  --------------         --------------


Cash flows from financing activities:
   Sale of common stock, net (see Note 2)                                              3,402,288                 58,050
   Proceeds from borrowings                                                                                   1,637,461
   Repayment of long-term borrowings                                                  (5,082,086)              (445,637)
   Payment of cash dividends                                                                                   (405,930)
                                                                                  ---------------        --------------

       Net cash provided by (used in) financing activities                            (1,679,798)               843,944
                                                                                  --------------         --------------


   Effect of exchange rate changes on cash                                                   (16)                  (188)
                                                                                  --------------         --------------


       Net increase  in cash
         and cash equivalents                                                          2,424,195                  6,061
Cash and cash equivalents - beginning of period                                           81,891                 35,635
                                                                                  --------------         --------------

Cash and cash equivalents - end of period                                         $    2,506,086         $       41,696
                                                                                  ==============         ==============







                          CPAC, INC. AND SUBSIDIARIES
                          ---------------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


                                   UNAUDITED
                                   ---------



1 - CONSOLIDATED FINANCIAL STATEMENTS
    ---------------------------------


   The consolidated balance sheets, the consolidated statements of operations and the consolidated statements of cash flows for the six-month periods ended September 30, 1995, and September 30, 1994, have been prepared by the Company without audit. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations, and changes in cash flows at September 30, 1995 (which include only normal recurring adjustments), have been made.
   Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 1995, annual report to shareholders. The results of operations for the six months ended September 30, 1995, are not necessarily indicative of the operating results for the full year.


2 - SALE AND REPURCHASE OF COMMON STOCK
   ------------------------------------


   On October 5, 1995 the Company announced the completion of the placement of 1,500,000 shares of the Company's $.01 par common stock with private investors at $11 a share. The issuances were comprised of 1,000,000 shares issued to CPAC Investors, L.L.C., a limited liability company, on September 25, 1995, and
500,000 shares issued to unrelated accredited investors, completed on   October
4, 1995.

   In response to matters raised by the staff of the NASDAQ Stock Market (NASDAQ) concerning the number of shares sold, the Company entered into an Agreement of Rescission, Repurchase and Settlement with CPAC Investors, L.L.C. on November 1, 1995, to rescind 632,000 previously issued shares of the Company's $.01 par common stock at $11 a share. The Agreement indicated that subsequent to the rescission, the Company would immediately begin soliciting shareholder approval for the reissuance of 632,000 shares, at $11 a share, to CPAC Investors, L.L.C. If shareholder approval is obtained, the shares will be reissued allowing the Company to consummate the original private placement and comply with applicable NASDAQ by-laws.

   At September 30, 1995, the Company's Consolidated Balance Sheet reflected the net cash proceeds received as well as the increase in common shares outstanding from the issuance of the 1,000,000 shares. The cash proceeds related to the 632,000 shares that were subsequently rescinded, was segregated and disclosed as `Cash equivalents restricted for the share repurchase''. The net proceeds related to the 500,000 shares issued were not recorded at September 30, 1995, as the transaction was not completed until after the end of the quarter. For purposes of computing the primary and fully diluted earnings per share, the share numbers shown in the Company's Consolidated Statement of Operations as weighted average shares for the three and six months ended September 30, 1995, reflect the issuance of the 1,000,000 shares. The subsequent issuance of the 500,000 shares and rescission of the 632,000 shares will be used in computing the earnings per share for the quarter ending December 31, 1995, and future periods.

   On September 25, 1995, the Company had 4,341,114 shares outstankding prior to the 1,000,000 share issuance. Since the issuance of the 500,000 shares and the above mentioned 632,000 share rescission occurred subsequent to the quarter ended September 30, 1995, the schedule below summarizes the impact, on a condensed pro forma unaudited basis, on the Company's consolidated balance sheet as if the transactions had been completed as of September 30, 1995:



                                                             CPAC, INC
                                                             ---------


                                           PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                           ---------------------------------------------


                                                         SEPTEMBER 30, 1995
                                                         ------------------




                                                 AS              SHARE                500,000
                                              REPORTED        RESCISSION          SHARE PLACEMENT          PRO FORMA
                                              --------        ----------          ---------------          ---------


Current Assets:
Cash and equivalents                      $     2,506,086    $                     $    5,500,000      $     8,006,086
Other current assets                           28,169,220                                                   28,169,220
                                          ---------------    ---------------       ---------------     ---------------

                                               30,675,306                               5,500,000           36,175,306

Cash equivalents restricted                     6,952,000        (6,952,000)                                         0
Other long term assets                         20,994,921                                                   20,994,921
                                          $    58,622,227    $   (6,952,000)       $    5,500,000      $    57,170,227
                                          ===============    ==============        ==============      ===============

Current liabilities:
Current portion of long term debt         $     1,324,756                                                    1,324,756
Other current liablities                       10,034,930          (417,120)              330,000            9,947,810
                                               ----------          --------               -------            ---------

                                               11,359,686          (417,120)              330,000           11,272,566

Other long term liabilities                    11,506,676                                                   11,506,676
Minority interest                                  32,015                                                       32,015

Shareholders' equity:
Common stock                                       54,019            (6,320)                5,000               52,699
Additional paid in capital                     23,324,743        (6,528,560)            5,165,000           21,961,183
Retained earnings                              13,442,021                                                   13,442,021
Foreign currency translation adj.                (643,022)                                                    (643,022)
                                          ---------------    ---------------       ---------------     ---------------

                                               36,177,761        (6,534,880)            5,170,000           34,812,881
Less:  treasury stock                            (453,911)                                                    (453,911)
                                          ---------------    ---------------       ---------------     ---------------

                                               35,723,850        (6,534,880)            5,170,000           34,358,970
                                          ---------------    --------------        --------------      ---------------


                                          $    58,622,227    $   (6,952,000)       $    5,500,000      $    57,170,227
                                          ===============    ==============        ==============      ===============

Common Stock Share Recap:
-------------------------

Common stock shares issued                      5,401,881          (632,000)              500,000            5,269,881
Less treasury stock shares                        (60,767)                                                     (60,767)
                                          ---------------    ---------------       ---------------     ---------------


Common stock shares outstanding                 5,341,114          (632,000)              500,000            5,209,114
                                          ===============    ==============        ==============      ===============



3 - INVENTORY
    ---------


Inventory is summarized as follows:
                                            SEPTEMBER 30, 1995  MARCH 31, 1995
                                            ------------------  --------------


    Raw materials and purchased parts           $ 5,718,608      $6,036,693
    Work-in-process                                 963,007         708,143
    Finished goods                                6,088,746       5,500,090
    Promotional supplies                            378,348         491,402
                                                -----------      ----------

                                                $13,148,709      $12,736,328
                                                ===========      ===========

4 - STANLEY HOME PRODUCTS
    ---------------------


   As described in the March 31, 1995, 10-K, on January 16, 1995, the Company signed an agreement with Stanhome Inc. to license the domestic operations of Stanhome Inc.'s Worldwide Direct Selling Group, known as Stanley Home Products. The agreement allows the Company to manufacture and distribute products through the use of the trademarks and formulas of Stanley Home Products in the U.S., Puerto Rico, and Canada, over the life of the 15 year agreement. Stanley Home Products operates as a division of The Fuller Brush Company, Inc., and its sales and related expenses have been included with the results of operations of the Company beginning April 1, 1995.

   The Company is required to pay Stanhome Inc. royalties equal to a percentage (ranging from 1% in the first year to 7.5% in the last six years) of the net selling price of products sold under the licensing agreement. Based on these terms, the Company has made a preliminary allocation of the purchase price, and has recorded a liability equal to the net present value of the estimated minimum royalty payments. In addition, the Company has capitalized the value of the license agreement and will amortize it over the contract period. The Company expects to finalize the acquisition accounting during this fiscal year.

   On a pro forma (unaudited) basis, if the license agreement with Stanhome
Inc. and the acquisition of The Fuller Brush Company had occurred as of April 1, 1994 (the beginning of the six months ended September 30, 1994), the consolidated results of operations of the Company including Stanley Home Products and Fuller would have been approximately:

                                             SEPTEMBER 30, 1994
                                             ------------------


    Net sales                                   $53,522,000
    Net income                                  $ 1,540,000
    Net income per share                        $       0.35
       (both primary and fully diluted)

   The pro forma information has been prepared on the basis of preliminary assumptions and estimates which are subject to adjustment and may not be indicative of actual or future results. Sales information for Stanley Home Products during 1995 indicate that sales will be significantly lower than 1994 historical levels. The reduction is partially attributable to the peso devaluation which has significantly impacted sales at the United States/Mexican border as well as the elimination of credit sales and implementation of an `all cash''sales term policy. It appears that these factors will continue to impact the Stanley Home Products operations during fiscal 1996, causing sales on a quarterly and annual basis to be lower than those historically reported.

5 - SEGMENT REPORTING
    -----------------


   As described in the March 31, 1995, 10-K, following the acquisition of The Fuller Brush Company, and the signing of the Stanley Home Products licensing agreement, the Company now operates in the Imaging segment and the Cleaning and Personal Care Products segment for financial reporting purposes. The Imaging segment includes the manufacture and sale of prepackaged chemical formulations, supplies, and equipment systems to the imaging industry. The Cleaning and Personal Care Products segment includes specialty chemical cleaning products and related accessories (brushes, brooms, mops) for industrial and consumer use, as well as personal products such as soaps, shampoos, and skin care.


6 - LITIGATION
    ----------


   No material litigation is pending to which the Company and/or its subsidiaries are a party, or which property of the Company and/or its subsidiaries is the subject.


ITEM 2.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          -----------------------------------------------------------

          AND RESULTS OF OPERATIONS
          -------------------------



                        LIQUIDITY AND CAPITAL RESOURCES
                        -------------------------------


   As described in Note 2, the Company obtained approximately $8,900,000 (net of placement costs and after the rescission of the 632,000 shares at $11 a share) from the private placement offering. Prior to September 30, 1995, the Company used approximately $2,500,000 to pay off two term notes with Nations Bank, as well as pay down the outstanding line of credit. Subsequent to quarter end, the Company also paid a subordinated note for $1,000,000 which matured on October 11, 1995. The remaining funds have been invested in short term investments, and are expected to be used for potential acquisitions, future capital expenditures and working capital needs, and further debt reductions.
The Company estimates that $1,000,000 to $2,000,000 may be used as working capital in relation to the product lines of Stanley Home Products. The Company continues to maintain a $4.5 million line of credit, which expires on October 31, 1996. The Agreement contains a variety of covenants, including specific working capital and net worth covenants, which are customary in such a credit facility. During September, 1995, the Company negotiated the interest rate on the line of credit to `prime'', (down from prime plus .25%) for future line borrowings.

   During September, 1995, the Company also negotiated the renewal of the Letter of Credit (LC) which backs $6,000,000 of bond financing in connection with The Fuller Brush Company. The interest rate has been reduced from 2% to 1.5% on the renewed LC.

   The Company continues to maintain a line of credit facility with a major Belgian bank, which at September 30, 1995, was fully utilized at $868,000. The Company repaid this line of credit in November, 1995. In October, 1995, the Company negotiated an amendment to this credit facility, increasing the total availablility to 40 million Belgian francs. Based on average monthly conversion rates for the Belgian franc, approximately $1,380,000 is now available under the amended credit facility.

   The working capital ratios at September 30, 1995, March 31, 1995, and September 30, 1994, were 2.70 to 1, 2.36 to 1, and 3.47 to 1, respectively. The decrease in the working capital ratio compared to September 1994 is primarily due to the additional debt incurred relating to the Fuller acquisition. The increase in the working capital ratio at September 30, 1995, is primarily the result of the repayment of debt, described above.

   Management believes that the private placement funds, coupled with the existing available lines of credit and cash flows from operations, should be adequate to meet normal working capital needs based on operations as of September 30, 1995.


ASSET TURNOVER RATIOS
---------------------

                          SEPTEMBER 30, 1995  MARCH 31, 1995 SEPTEMBER 30, 1994
                          ------------------  -------------- ------------------


   (1) Receivables-days
       outstanding             56.0 days        77.1 days         89.0 days

   (2) Annual inventory
       turns                   3.7 times        3.3 times         3.2 times

   At September 30, 1995, the improvement in days outstanding results from the inclusion of The Fuller Brush Company receivables which generally have short payment terms and the SHP cash sales which began in April, 1995. The Imaging segment continues to average 90 days due to extended payment terms for its dealers and foreign operations.

   Inventory turns increased slightly for the periods presented.
                             RESULTS OF OPERATIONS
                             ---------------------


   Sales for the quarter ended September 30, 1995, increased 92.8% over the quarter ended September 30, 1994, and increased 93.1% for the six months ended September 30, 1995, versus September 30, 1994. The significant percentage increases in operating results for the six months ended September 30, 1995, are primarily the result of the inclusion of The Fuller Brush Company and Stanley Home Products' sales, which were not included in the period ended September 30, 1994.

   For the Imaging segment, overall sales for the quarter ended September 30, 1995, decreased 1% over the quarter ended September 30, 1994, and 5% over the six months ended September 30, 1995 versus September 30, 1994. The decrease is primarily the result of the increased competition in the medical chemistry markets as previously disclosed through the third and fourth quarters of fiscal 1995, coupled with continued efforts to remove low margin bulk medical chemistry accounts, as disclosed in the first quarter of fiscal 1996.

   Sales in the Cleaning and Personal Care Products' segment were approximately $11,100,000 and $22,600,000 for the quarter and six months ended September 30, 1995. Since the acquisition of The Fuller Brush Company did not occur until the third quarter of fiscal 1995, and the Stanley Home Products' license agreement was not effective until April 1, 1995, no comparable quarter or six month financial information exists.

   Net income for the quarter ended September 30, 1995, increased 100% over the quarter ended September 30, 1994, due primarily to the inclusion of The Fuller Brush Company, Inc. and Stanley Home Products.

   Gross margins have increased to 45.4% for this quarter versus 41.2% for the year ended March 31, 1995, and 42.0% for the same quarter last year. The addition of The Fuller Brush Company and Stanley Home Products at 51% margin levels has blended with the Imaging segment margins at 40%. Year to date gross margins are 45.7% at September 30, 1995, versus 42.7% through September 30, 1994.

   Selling, administrative, and engineering costs this quarter were 31.9% of sales compared with 30.3% at March 31, 1995, and 29.6% in the same quarter of last year. The increases for both the quarter and year to date September, 1995, versus September, 1994 are the result of the inclusion of Fuller and Stanley Home Products' expenses at 39%, as well as increased marketing expenditures related to the imaging market.

   Net interest expense for the current quarter has increased versus the quarter ended September 30, 1994, primarily due to increased borrowings related to the acquisition of The Fuller Brush Company.


FOREIGN OPERATIONS
------------------


   Combined foreign operations earned a small profit for the quarter ended September 30, 1995, versus a small loss for the quarter ended September 30, 1994, as each of the foreign subsidiaries showed improved operating results as compared to the quarter ended September 30, 1994. While the economies of Italy and Belgium have been suffering from serious general economic slowdowns, sales volumes and market share of CPAC subsidiaries in these countries have continued to show solid improvement.
   The political situation in Italy continues to be unstable, and management therefore continues to be concerned about the short-term operating results. It is difficult to predict the economic situation but at the present time, management expects the combined Belgian and Italian operations to show continued growth for the 1996 fiscal year.

   As we have previously reported, the political and economic situation in Venezuela is very unstable. Based on the first nine months of operations, sales for the year are projected to be less than $500,000. Over the last six months, management of CPAC, Inc., has seriously curtailed these operations to reduce operating losses caused by lowered sales volumes. Our analyses indicate that Venezuela will not be a viable marketplace in the near future. Based on this and other factors, management is evaluating all available options, including the possibility that the operation may be shut down by the end of this fiscal year. At the present time, the impact from such a decision should not be material.

   The Company has exposure to currency fluctuations and has utilized conservative hedging programs (primarily forward foreign currency exchange contracts), to help minimize the impact of these fluctuations on results of operations. The Company does not hold or issue derivatives for trading purposes and is not a party to leveraged derivatives transactions. The acquisition of Chimifoto increased the potential financial statement exposure to currency fluctuations. Although the Italian lira has been erratic, it settled into a more stable range over the past fiscal year and continues to slow current improvement. On a consolidated basis, foreign currency exchange losses are not material to the results of operations.



ENVIRONMENTAL CONTINGENCY
-------------------------

   As previously disclosed, in connection with the Fuller Brush acquisition, certain environmental contamination issues were discovered at the Great Bend, Kansas facility during the due diligence process. As a result of findings generated by environmental assessments of the facility, the Seller and the Department of Health and Environment of the State of Kansas entered into a Consent Order pursuant to which the Seller developed and submitted for the Department's approval, a comprehensive work plan for remediation of the environmental problems at the site. The work plan has been approved by the Department without significant changes, and the Seller has begun the remediation specified in the work plan.

   The Consent Order does not apply, by its terms, to The Fuller Brush Company, Inc. as the new purchaser of the assets of the Seller as long as the Seller is performing its obligations under the Consent Order. Estimates of the costs of the remediation as set forth in the work plan submitted by the Seller range from $150,000 to $200,000. In order to secure the performance of such obligations by the Seller and to provide a fund from which the costs of the required remediation are to be paid, the Company and the Seller established a cash escrow account in the total amount of $700,000; of this amount $250,000 was provided by the Seller, with the balance provided by the Company. Based on costs incurred to date and estimates for completion, the Company's share of the cash escrow account has been reduced to $50,000.



                                    PART II
                                    -------


                               OTHER INFORMATION
                               -----------------
Item 1. Legal Proceedings
        -----------------

        None

Item 2. Changes in Securities
        ---------------------

        None


Item 3. Defaults Upon Senior Securities
        -------------------------------

        None


Item 4. Submission of Matters to a Vote of Security Holders
        ---------------------------------------------------


    1. The Annual Meeting of the Shareholders of the Registrant was held on August 9, 1995. At such Annual Meeting, the following individuals were elected as Directors of the Registrant, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified:
                                                       Number of Votes:
                                                       ----------------

                                                      For           Withheld
                                                      ---           --------

        Thomas N. Hendrickson                      2,931,744          8,278
        Robert C. Isaacs                           2,932,400          7,622
        Robert Oppenheimer                         2,931,744          8,278
        Seldon T. James, Jr.                       2,931,744          8,278
        John C. Burton                             2,932,400          7,622

    2.  In addition, at such Annual Meeting, the Shareholders:
        (a) ratified the appointment of Coopers & Lybrand L.L.P. by the Board of Directors, as independent auditors of the Registrant for the fiscal year ending March 31, 1996, with votes cast as follows:

                      For             Against           Abstain
                      ---             -------           -------

                   2,935,638            4009              375

        (b) approved an amendment to the Registrant's Certificate of Incorporation to increase the number of authorized $.01 par value common shares from 5,000,000 to 10,000,000 authorized $.01 par value common shares as follows:

                      For             Against           Abstain
                      ---             -------           -------

                   2,853,740           75,405            10,877


Item 5. Other Information
        -----------------

        None

Item 6. Exhibits and Reports on Form 8-K
        --------------------------------


    a.Exhibits

      The following Exhibits, as applicable, are attached to this Quarterly Report (Form 10-Q). The Exhibit Index is found on the page immediately succeeding the signature page and the Exhibits follow on the pages immediately succeeding the Exhibit Index

        (2) Plan of acquisition, reorganization, arrangement, liquidation, or succession

            2.2   Licensing Agreement with Stanhome Inc. incorporated by
             reference to Form 8-K (Current Report) filed January 30, 1995

        (3) Articles of Incorporation, By-Laws

            3.1   Certificate of Incorporation, as amended

            3.2 By-laws, as amended, incorporated by reference to Form 10-K, filed for period ended March 31, 1989

        (4) Instruments defining the rights of security holders, including indentures

            4.1 Loan Agreement dated February 9, 1994, and Letter of Commitment dated December 16, 1993, incorporated by reference to Form 10-K filed for period ended March 31, 1994, as amended by Exhibits 99.1 to 99.3 filed as Exhibits to the Form 10-Q for the quarter ended December 31, 1994

        (9) Voting Trust Agreement

            Not applicable

        (10)Material Contracts

            10.1 Employment Agreement between Thomas N. Hendrickson and CPAC, Inc. dated September 30, 1995

        (11)Statement re:  Computation of Per Share Earnings (Loss)

            Not applicable

        (12)Statement re:  Computation of Ratios

            Not applicable

        (13)Annual Report to Security Holders

            Not applicable

        (16)Letter re:  Change of Certifying Accountant

            Not applicable

        (18)Letter re:  Change in Accounting Principles

            Not applicable


        (21)Subsidiaries of the Registrant

            Not applicable

        (22)Published report regarding matters submitted to vote of security holders

            Not applicable

        (23)Consent of Experts and Counsel
            Not applicable

        (24)Power of Attorney

            Not applicable

        (27)Financial Data Schedule

      (28) Information from reports furnished to state insurance regulatory authorities

            Not applicable

        (99)Additional Exhibits

            99.1  Agreement of Rescission, Repurchase and Settlement, dated
             November 1, 1995

    b.  Reports Filed on 8-K

        Not applicable



                                   SIGNATURES
                                   ----------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                                             CPAC, INC.


Date        November 14, 1995                By  /s/ Thomas N. Hendrickson
     ----------------------------                ------------------------------

                                                 Thomas N. Hendrickson,
                                                 President,
                                                 Chief Executive Officer,
                                                 Treasurer


Date        November 14, 1995                By  /s/ Thomas J. Weldgen
     ----------------------------                ------------------------------

                                                 Thomas J. Weldgen
                                                 Chief Financial Officer



                                                                   APPENDIX IV
                                                                   -----------





                                                            December   , 1995
                                                                     --






Board of Directors
CPAC, Inc.
2364 Leicester Road
Leicester, New York 14481

           Re: Subscription to Purchase 632,000 Shares of CPAC, Inc. Common Stock, $.01 par value per share

Gentlemen:

      (1) Subscription:
          ------------


      The Purchaser, CPAC Investors, L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Purchaser"), hereby subscribes to purchase 632,000 shares ("Shares") of the $.01 par value common stock of CPAC, Inc. at $11.00 per Share and hereby tenders payment for the subscribed number of Shares by certified check, bank draft or Federal Funds wire transfer made payable to CPAC, Inc. (the "Company") in the amount of $6,952,000. In connection with this subscription, the Purchaser hereby executes this Subscription Agreement and hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have received from the Company or its counsel, read, reviewed, understand and are familiar with:

      (i) the Company's Annual Report (Form 10-K), as well as any amendments thereof, filed with the Securities and Exchange Commission for the fiscal years ended March 31, 1992 through and including 1995;

      (ii) the Company's annual reports and definitive proxy statements distributed to shareholders in connection with the annual meeting of shareholders held in August 1992 through and including 1995;

      (iii) the Company's definitive Proxy Statement distributed to shareholders in connection with the special meeting of shareholders held December 28, 1995 and a certificate of the duly authorized Inspectors of Election for such meeting certifying the favorable vote of the shareholders for the subject sale;
      (iv) Quarterly Reports (Form 10-Q) filed with the Securities and Exchange Commission for the quarters ended June 30, 1992 through and including September 30, 1995;

      (v) Current Reports (Form 8-K, and any amendments thereto) filed with the Securities and Exchange Commission for reportable events taking place on October 13, 1994, January 16, 1995 and October 5, 1995;

      (vi) Copies of the Company's Certificate of Incorporation, all amendments thereto and the Company's By-Laws and all amendments thereto;

      (vii) The Closing Books maintained by the Company with respect to the acquisition of The Fuller Brush Company on October 13, 1994 as well as copies of certain documentation detailing the environmental problems associated with the Company's acquisition of the Great Bend facility and arrangements for the remediation thereof;

      (viii) Material contracts executed in connection with the Company's licensing arrangement with Stanhome, Inc.;

      (ix) The responses of Company counsel to the Company's request to provide the Company's independent auditors with certain information in connection with the preparation of the Company's audited financial statements for the fiscal years ended March 31, 1992 through and including 1995; and

      (x) Certain information, both oral and written, with respect to developments pertaining to the Company's ongoing operations.

      The Purchaser further acknowledges that, except as set forth in such reports, proxy statements, documents and other information made available by the Company as described above as well as those representations made by the Company herein, no representations or warranties have been made to the Purchaser, or to the Purchaser's authorized representatives by the Company, or by any person acting on behalf of the Company, with respect to the offer or sale of the Shares and/or the economic, tax, or any other aspects or consequences of a purchase of the Shares and/or the investment made thereby. Further, the Purchaser has not relied upon any information concerning the Company, written or oral, other than that contained in the aforementioned reports, proxy statements, documents, or other information.

      The Purchaser hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have had an opportunity to ask questions of, and receive answers from persons acting on behalf of the Company to verify the accuracy and completeness of the information set forth in such reports, proxy statements, documents, and other information prior to sale and the Purchaser hereby acknowledges that the Purchaser and/or the Purchaser's authorized representatives have not requested the Company to provide any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information made available.

      (2)  Purchaser's Representations and Warranties:
           ------------------------------------------


      The Purchaser further represents and warrants to the Company:

        (a) The Shares are being purchased by the Purchaser for investment only, for the Purchaser's own account, and are not being purchased by the Purchaser with a view to distribution of such Shares, or for the offer and/or sale in connection with any distribution thereof. The Purchaser is not participating, directly or indirectly, in an underwriting of the Shares or in any similar undertaking. The Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement which would entail an underwriting of such Shares or any similar distribution thereof;

        (b) The Shares are being purchased by the Purchaser for investment only and not with a view to changing control of the Company within the meaning of Rule 12b-2 promulgated by the Securities and Exchange Commission;

        (c) The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission;

        (d) The Purchaser understands that there is no guarantee of profits or against loss as a result of purchasing the Shares and the Purchaser hereby states that the Purchaser can afford a complete loss of the investment in such Shares. The Purchaser further warrants that the Purchaser's present financial condition is such that the Purchaser has no present or perceived future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, obligation, need or indebtedness. Consequently, the Purchaser represents that the Purchaser has sufficient liquid assets to pay the full purchase price of the Shares, has adequate means for providing for the Purchaser's current needs and possible contingencies and has no current need to liquidate any of the Purchaser's investment in the Company;

        (e) The Purchaser has been represented by such legal counsel and other advisors, each of whom has been personally selected by the Purchaser, as the Purchaser has found necessary to consult, concerning the purchase of the Shares, and such representation has included an examination of applicable documents and an analysis of all relevant tax, financial and securities law aspects of an investment in the Shares. The Purchaser, the Purchaser's counsel, advisors, and such other persons with whom the Purchaser has found it necessary or advisable to consult, have represented to the Purchaser that they have knowledge or experience in business and financial matters to evaluate the information set forth in the aforementioned reports, press releases and/or other public information statements issued by the Company, the risks associated with this investment, and to make an informed investment decision with respect hereto. To the extent that the Purchaser has found it necessary to consult with any such counsel and/or advisors concerning the purchase of the Shares, the Purchaser has relied upon their advice and counsel in making such investment decision.

        (f) The Purchaser is a limited liability company organized under the laws of the State of Delaware.

      (3)   Company's Representations and Warranties
            ----------------------------------------


      The Company represents and warrants to the Purchaser:


        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

        (b) The Company has authorized capital consisting of 10,000,000 shares of common stock with a par value of $.01 per share, of which 5,212,364 are issued and outstanding and 60,767 shares are held in its treasury;

        (c) When fully paid by the Purchaser, the Shares purchased pursuant to this Agreement will be properly issued and non-assessable;

        (d) The Company has the full right, power, legal capacity and authority to sell and transfer the Shares, free and clear of any statutory, contractual or other limitations and to enter into and perform its obligations under the Subscription Agreement. This Subscription Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with the terms hereof;

        (e) The consummation of the transaction contemplated by this Subscription Agreement will not result in or constitute the following: (i) a breach or an event that, with notice or lapse of time or both, would be a default, breach or violation of the Certificate of Incorporation of the Company, or any material lease, license, promissory note, commitment, indenture, mortgage, deed of trust, or other material agreement, instrument, or arrangement to which the Company is a party or by which it or its property is bound; (ii) an event that would permit any party to terminate any material agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; or (iii) the creation or imposition or any lien, charge, or encumbrance of any of the properties of the Company;

        (f) the information contained in the reports, proxy statements, documents and other information made available by the Company as described in paragraph (1) of this Subscription Agreement contain no untrue statements of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

        (g) as of the date of the execution of this Subscription Agreement and closing of the Subscription, there have been no material, adverse changes in the Company's assets, prospects, operations or financial condition since the applicable dates of the aforementioned reports, proxy statements, documents, and other information distributed by the Company.

      (4)   Securities Law Restrictions on Transfers
            ----------------------------------------


      The Purchaser understands that the offer and/or sale of the Shares to the Purchaser is not required to be registered under the Securities Act of 1933 (the "1933 Act") by reason of a specific exemption for the offer and sale of the Shares under the provisions of Regulation D promulgated by the Securities and Exchange Commission. The Purchaser further understands that, except as provided in paragraph (5) below, the Company has not agreed to register the Shares for distribution and/or resale in accordance with the provisions of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), or to register the Shares for distribution and/or resale under any applicable state securities laws. Hence, it is the Purchaser's understanding that by virtue of the provisions of certain rules respecting "restricted securities" promulgated under such federal and/or state laws, unless such secondary distribution and/or resale is registered as provided in paragraph (5) below, the Shares which the Purchaser is purchasing by virtue of this Subscription Agreement must be held indefinitely and may not be sold, transferred, pledged, hypothecated or otherwise encumbered for value, unless and until such secondary distribution and/or resale is subsequently registered under such federal and/or state securities laws or unless an exemption from registration is available, in which case the Purchaser still may be limited as to the amount of the Shares that may be sold, transferred, pledged and/or encumbered for value.

      The Purchaser, therefore, agrees that any certificates evidencing the Shares received by the Purchaser by virtue of this Subscription Agreement shall be stamped or otherwise imprinted with a conspicuous legend to give notice of the securities law transfer restrictions set forth herein and the Purchaser acknowledges that the Company may cause stop transfer orders to be placed on the Purchaser's account. The legend shall be in substantially the following form:

             NO SALE, OFFER TO SELL, OR TRANSFER OF THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND IS IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

      (5)   Registration Rights
            -------------------


        (a) Registration Rights; Requests for Registration.

            (1) The Purchaser shall be entitled at any time after the expiration of the six month period immediately following September 30, 1995 to make a written request that the Company register for resale under the 1933 Act, all or any number of the Shares, provided that with respect to any such request, the Company shall not be required by the registration rights granted under this Section (5) to file a Registration Statement or cause a filed Registration Statement to become effective if such filing, in compliance with and pursuant to the regulations and rules contained in Regulation S-X dealing with the age of financial statements at the effective date of a registration statement, would require the Company to include in such Registration Statement audited financial statements of the Company which, but for such request, would not otherwise have been required, in compliance with such applicable rules and regulations, to have been furnished by the Company in the normal course of its business and operations. Any registration requested pursuant to this paragraph (5)(a)(1) is referred to herein as the "Demand Registration".

            The Purchaser understands that the Company sold Five Hundred Thousand (500,000) of its $.01 par value common stock to other "accredited investors" in a private placement on October 4, 1995. The Purchaser further understands that such other investors have been granted rights which, if a majority of the aggregate number of those shares sold so request, would enable the holders thereof to request registration of their shares (the "Registerable Shares"). Within thirty days after receipt of the Purchaser's registration request, the Company will give written notice of such request to all the holders of Registerable Shares and will include in such registration all Registerable Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the Company's notice is mailed.

            For purposes of the Purchaser's right to demand registration, a registation will not count as a Demand Registration until (i) it has become effective and (ii) the Purchaser is able to sell the Shares requested to be included in such registration. Any Demand Registration shall be made on a short registration form (on Form S-3 or any similar short registration form) whenever the Company is permitted under applicable rules promulgated by the Securities and Exchange Commission to use such short form.

            (2) Whenever the Company proposes to register (either on its own behalf or on behalf of holders of its equity securities other than the Shares) any of its equity securities under the 1933 Act including the Registerable Shares (other than pursuant to the registrations of equity securities to be sold under one or more of the Company's employee benefit plans on Form S-8), and the registration form to be used may be used for a registration of the Shares, the Company will give prompt written notice to Purchaser and to the holders of the Registerable Shares of its intention to effect such a registration and will include in such registration, the Purchaser's and all Registerable Shares with respect to which the Company has received written request by the Purchaser and by the holders of the Registerable Shares for inclusion therein within 30 days after the mailing of the Company's notice. Any registrations requested pursuant to this paragraph (5)(a)(2) are referred to herein as "Piggyback Registrations".

        (b) The Demand Registration

            (1)   Priority of Demand Registration

                  The Company will not include in the Demand Registration any other of its equity securities without the written consent of the Purchaser. If a Demand Registration is an underwritten offering, and the managing underwriters of such offering advise the Company in writing that, in their opinion, the number of the Shares, the Registerable Shares and other equity securities to be included exceeds the number of the Shares, Registerable Shares and other equity securities which can be sold in such offering, the Company will include in such registration prior to the inclusion of the Registerable Shares and any other of the Company's equity securities, the Shares without regard to the inclusion of any Registerable Shares and/or other equity securities. If in the opinion of the managing underwriters a number of Registerable Shares requested to be included in such registration can be sold (in addition to all of the Shares requested to be sold), such Registerable Shares shall be included pro rata among the respective holders thereof based on a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the number of Registerable Shares requested to be included in such Demand Registration by all holders of the Registerable Shares.

            (2)   Restrictions on Demand Registration.

                  The Company will not be obligated to effect more than two Demand Registrations. Further, the Company will not be obligated to effect any Demand Registration within three months after the effective date of a registration in which the Purchaser exercised its "piggyback registration" rights pursuant to paragraph (5)(a)(2) hereof and all of the Shares requested by the Purchaser to be included in the registration were so included.

            (3)   Selection of Underwriters

                  The Company shall have the exclusive right to select the underwriter(s), including the exclusive right to designate the managing underwriter(s), with respect to any Demand Registration offering, provided that such selection is acceptable to the Purchaser, which acceptance shall not be unreasonably withheld.

            (4)   Expenses of the Demand Registration

                  The Company shall pay all expenses incident to any Demand Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company in connection with any Demand Registration. The Purchaser will be required to pay its pro rata share of any underwriter and/or brokerage commissions attributable to the inclusion of the Shares in the Demand Registration.

        (c) Piggyback Registration.

            (1)   Priority on Primary Registrations.

                  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities the Company proposes to sell, (ii) the Shares and the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders thereof, based upon a fraction, with respect to each holder, the numerator of which is the number of shares requested to be sold by such holder, and the denominator of which is the total number of the Purchaser's and the Registerable Shares requested to be included in such Piggyback Registration by the Purchaser and by all holders of the Registerable Shares and
(iii) any other equity securities requested to be included in such registration.

            (2)   Priority on Secondary Registrations.

                  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's equity securities (other than the Purchaser or the holders of the Registerable Shares in their capacity as the Purchaser or as holders of the Registerable Shares), and the managing underwriters advise the Company in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) the equity securities to be sold in the secondary offering by the holders of the Company's equity securities requesting such registration,
(ii) the Purchaser's Shares and the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders thereof based upon a fraction, with respect to each holder, the numerator of which is the number of shares requested to be sold by such holder and the denominator of which is the total number of the Purchaser's and the Registerable Shares requested to be included in such Piggyback Registration by the Purchaser and by all holders of Registerable Shares, and (iii) any other equity securities requested to be included in such registration.

            (3)   Expenses of Piggyback Registrations

                  The Company shall pay all expenses incident to the Piggyback Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent, certified public accountants, underwriters (excluding discounts and commissions) and any other persons retained by the Company in connectiion with such Piggback Registrations. The Purchaser will be required to pay its pro rata share of any underwriter and/or brokerage commissions attributable to the inclusion of the Shares in the Piggyback Registration.

        (d) Other Registrations

            If the Company has previously filed a registration statement with respect to the Shares pursuant to a Demand Registration and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effective any other registration statement with respect to any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the 1933 Act (except with respect to securities to be sold under any of the Company's employee benefit plans registered on Form S-8), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous Demand Registration.

        (e) Holdback Agreement.

            (1) Provided the Company, its Directors and its Officers agrees as provided in Section 5(e)(2) below, the Purchaser agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten Registration), unless the underwriters managing the registered Demand or Piggyback public offering otherwise agree. This restriction shall not apply in the case of the Shares which have been registered previously in either the Demand or a Piggyback Registration.

            (2) The Company agrees, and shall cause its Directors and Officers to agree, not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registation or with respect to sales of its securities under any employee benefit plan pursuant to registration on Form S-8), unless the underwriters managing the registered Demand or Piggyback public offering otherwise agree.

        (f) Scope of Registration Rights; Registration Procedures.

            The Company's registration obligations under this Subscription Agreement are "best efforts" obligations only. Whenever the Purchaser has requested that any Shares be registered (either Demand or Piggyback), the Company will use its best efforts to effect the registration and the sale of such Shares with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (1) Prepare and file with the Securities and Exchange Commission a registration statement (which shall be, to the extent the Company is permitted to do so under applicable rules promulgated by the Securities and Exchange Commission, a short-form registation statement) with respect to such Shares and use its best efforts to cause such registration statement to become effective;

            (2) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as permitted by Rule 415 promulgated by the Securities and Exchange Commission and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of distribution by the sellers thereof set forth in such registration statement;

            (3) Furnish to each Purchaser such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus, if any) and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Shares, including copies of any legal opinions and other "comfort" letters that counsel may prepare in connection with the registration of such Shares;

            (4) Use its best efforts to register or qualify such Shares in such jurisdictions as any Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Purchaser to consummate the disposition in such jurisdictions of the Shares provided that the Company will not be required to

                        (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph;

                        (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation but for this subparagraph;

                        (iii) consent to general service of process in any jurisdiction where it would not otherwise be subject to process but for this subparagraph;

            (5) notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Purchaser, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

            (6) enter into any such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such registered Shares;

            (7) make available for inspection by any Purchaser, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and cause the Company's attorneys and accountants to deliver legal opinions and comfort letters to the Purchaser which have been delivered in connection therewith.

        (g) Indemnification.

            (1) The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Purchaser, each underwriter of such Shares, its members and managers and each person who controls such person or entity (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses which arise out of or are based on any untrue statement or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereto or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or in violation of the 1933 Act or Blue Sky laws except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holders' failure to deliver a copy of the registration statement or prospectus or any amendments of supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same;

            (2) In connection with any registration statement in which the Purchaser is participating, the Purchaser will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any statement thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or in violation of the 1933 Act or Blue Sky laws, but only to the extent that such alleged untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify as set forth herein will be several, not joint and several, among such holders of Shares and the liability of each such holder of Shares will be in proportion to and limited to the net amount received by such holder from the sale of the Shares pursuant to such registration statement;

            (3)   Any person entitled to indemnification hereunder will

                        (i) give prompt written notice to the indemnifying party of any claim with respect to which such person seeks indemnification, provided, however, that the failure to give such notice will not relieve the indemnified party of any liability hereunder, and

                        (ii) unless in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent, but such consent will not be unreasonably withheld. An indemnifying party who is not entitled to or elects not to assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      6)    Company's Right of First Refusal
            --------------------------------


      Reference is hereby made to the Company's right of first refusal contained in the subscription agreement between the parties hereto dated September 22, 1995. The Purchaser agrees that if the Purchaser desires to sell Shares which, together with any shares the Purchaser desires to sell governed by the Company's right of first refusal contained in the September 22, 1995 agreement, represent
7.5 percent or more of the Company's issued and outstanding common stock to the same purchaser or to any affiliated group of purchasers within the meaning of
Section 13 of the 1934 Act, in one or more related privately negotiated transactions, the Purchaser shall first offer the Shares constituting such percentage for sale to the Company to be purchased by the Company. Every such offer to sell any or all of the Shares and the price of the Shares to the Company, shall be set forth in writing. Such price shall reflect a bona fide offer to the Purchaser (which offer shall be affirmed in writing by the Purchaser and/or its counsel, to the reasonable satisfaction of the Company).

      The Company shall have the right, within twenty-four (24) hours after the receipt by it of such written offer by the Purchaser, to purchase the Shares offered for sale by the Purchaser. Such purchase shall be made by the Company by its tendering the full purchase price for the Shares for which the written offer is received by means of a certified check, bank draft made payable to the Purchaser, or by federal funds wire transfer to the Purchaser or to its designee. Payment shall be made to the Purchaser or to its designee within twenty (20) days after the receipt of the written offer by the Purchaser to sell the Shares.

      It is expressly agreed that if the Company shall have refused in writing, or shall have failed to accept the offer by the Purchaser for it to purchase all of the Shares offered for sale within the twenty-four hour period above specified, then all such non-accepted Shares of the Purchaser shall be free from the provisions of this Section.

      It is expressly agreed that immediately after the date which is two years from September 22, 1995, the percentage referred to in the first sentence of this Section (6) shall be 10%.

      The Purchaser covenants and agrees that prior to registering the transfer of greater than fifty percent (50%) of its membership interests to any person or entity that does not own, or is not a beneficiary of any trust that owns, membership interests on the date hereof (whether in one or more transactions), it will require such transferee to agree in writing to be bound by the provisions of Section (6) hereof. In addition, the Purchaser covenants and agrees that prior to any distribution, by way of dividend or otherwise, of any of the Shares to any member thereof, the Purchaser shall require such member to agree in writing to be bound by the provisions of Section (6) hereof.

      The Purchaser agrees that a legend reflecting the Company's right of first refusal as set forth herein shall be affixed to the certificate(s) represent the Shares.

      (7)   Notices
            -------


      Any notices or other communication required or permitted herein shall be sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, and if to the Company, to the address set forth above, and if to the Purchaser, to the address set forth below the Purchaser's signature hereto, or to such other addresses as the Company or the Purchaser shall designate to the other by notice in writing, with copies of any such notices or other communication sent to:

      If to the Purchaser:          Eliot Lauer, Esq.
                                    Curtis, Mallet-Prevost, Colt
                                      & Mosle
                                    101 Park Avenue
                                    New York, New York  10178

      If to the Company:            Robert Oppenheimer, Esq.
                                    Chamberlain, D'Amanda, Oppenheimer
                                      & Greenfield
                                    1600 Crossroads Office Building
                                    Rochester, New York  14614


      (8)   Successors and Assigns
            ----------------------


      This subscription for Shares and Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company and to the personal and legal representatives of the Purchaser, and to the extent applicable, its successors and assigns.

      (9)   Applicable Law
            --------------


      Except when an interpretation of federal and/or state securities laws is necessary or such law governs, this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (10) Certification with Respect to Federal Dividend and Interest Payments;
           ---------------------------------------------------------------------

           Back-up Withholding
           -------------------


            Under penalties of perjury, the Purchaser hereby certified to the
            -----------------------------------------------------------------

            Company as follows:
            -------------------


            (a) The number shown below is the Purchaser's Social Security or other taxpayer identification number and such number is the Purchaser's correct taxpayer identification number; and

            (b) the Purchaser is not subject to back-up withholding either because the Purchaser has not been notified by the Internal Revenue Service that the Purchaser is subject to back-up withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified the Purchaser that the Purchaser is no longer subject to back-up withholding.


      IN WITNESS WHEREOF, the Purchaser has executed and delivered this
Subscription Agreement as of this      day of December, 1995.
                                  ----



Subscription: Six Hundred Thirty-Two Thousand (632,000) Shares of the $.01 par value common stock of CPAC, Inc. at $11.00 per Share.


-----------------------                      ---------------------------------
Signature of Subscriber                      Residence and/or Business Address


-----------------------                      ---------------------------------
Typed or Printed Name                        City           State         Zip


--------------------------------
Social Security or Tax
Identification No. of Subscriber

                                                      ACCEPTED:

                                                      CPAC, INC.


Dated:                                                By:
      -----------------------                            ----------------------
                                                      Thomas N. Hendrickson
                                                      President and Chief
                                                      Executive Officer